UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2013

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 7.01. Regulation FD Disclosure Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Van B. Honeycutt to Board of Directors

On April 2, 2013, the Board of Directors of Big 5 Sporting Goods Corporation (the “Company”) was expanded to eight directors, and the Board appointed Van B. Honeycutt as a Class B Director to fill the resulting vacancy on the Board. Accordingly, Mr. Honeycutt’s current term will expire at the Company’s 2013 annual meeting of stockholders. The Board has determined that Mr. Honeycutt satisfies the requirements for independence set forth in Marketplace Rule 4200(a)(15) of the Nasdaq National Market’s listing standards.

Mr. Honeycutt, 68, is the former Chairman and Chief Executive Officer of Computer Sciences Corporation (CSC), a leading global provider of technology-enabled business solutions and services. He joined CSC in 1975, serving in a variety of managerial and executive positions, including Vice President and General Manager of CSC’s Business Services Division, President of CSC Credit Services, Corporate Vice President and President of CSC’s Industry Services Group, and President and Chief Operating Officer of CSC. He was named Chief Executive Officer in 1995 and Chairman in 1997, and served in those positions until his retirement in 2007. Mr. Honeycutt also served on the board of directors of Beckman Coulter, Inc. from 1998 until 2011, and had previously served on the boards of Tenet Healthcare Corporation and FHP International Corporation. In addition, Mr. Honeycutt was appointed by the President of the United States to the National Security Telecommunications Advisory Committee in 1995 and served on the committee for ten years and as chairman for two years. Mr. Honeycutt earned a bachelor’s degree in business administration from Franklin University in Ohio, and completed Stanford University’s Executive Graduate Program.

There are no arrangements or understandings between Mr. Honeycutt and any other person(s) pursuant to which he was selected as a director.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Honeycutt, or members of his immediate family, had or will have a direct or indirect material interest.

Concurrently with his appointment to the Board, Mr. Honeycutt was granted options to purchase 10,000 shares of the Company’s common stock at a price of $14.92 per share. The options were issued under the Company’s Amended and Restated 2007 Equity and Performance Incentive Plan.

Retirement of Michael D. Miller

On April 2, 2013, Michael D. Miller indicated that he intended to retire from the Company’s Board of Directors at the end of his current term and to not seek reelection at the Company’s 2013 annual meeting of stockholders. Accordingly, Mr. Miller tendered his resignation from the Board effective as of the close of business on June 5, 2013, at which time the size of the Board will be reset to seven directors.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release regarding the appointment of Mr. Honeycutt on April 3, 2013. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated April 3, 2013, issued by Big 5 Sporting Goods Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)
Date: April 4, 2013
/s/ Barry D. Emerson

Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer